Exhibit 99.1


                             Lynx Therapeutics, Inc.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)


                                                                    November 30,
                                                                        1997
                                                                      --------
                                                                     (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                         $ 11,887
   Short-term investments                                              14,279
   Accounts receivable                                                    110
   Other current assets                                                   181
                                                                     --------
Total current assets                                                   26,457

Property and equipment:
   Leasehold improvements                                               3,790
   Laboratory and other equipment                                       3,524
                                                                     --------
                                                                        7,314
   Less accumulated depreciation and amortization                      (3,475)
                                                                     --------
Net property and equipment                                              3,839

Notes receivable from employees                                           205
                                                                     --------
                                                                     $ 30,501
                                                                     ========
Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                  $    147
   Accrued compensation                                                   291
   Accrued professional fees                                              149
   Deferred revenue from related parties - current                      2,521
   Other accrued liabilities                                              374
                                                                     --------
Total current liabilities                                               3,482

Deferred revenue from related parties - long-term                           0
Other noncurrent liabilities                                              176

Stockholders' equity:
   Preferred stock                                                     27,189
   Common stock                                                        42,702
   Notes receivable from stockholders                                    (460)
   Deferred compensation                                               (1,513)
   Unrealized gain on marketable securities                                (1)
   Accumulated deficit                                                (41,074)
                                                                     --------
Total stockholders' equity                                             26,843
                                                                     --------
                                                                     $ 30,501
                                                                     ========

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